Exhibit 10.4



THIS SECURED DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE MAKER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.


                                SECURED DEBENTURE

                                                                         $25,000

      This Secured Debenture is issued by Isaac Lieberman (the "Maker"), to James B. Wiegand and Max Gould (together, the "Holder").

      For value received, on the earlier of the fiftieth (50th) business date after Akid Corporation is assigned an ask/bid quote on the Over-the-Counter Bulletin Board or the two hundredth (200th) business date after the date hereof, the Maker hereby promises to pay to Holder in lawful money of the United States of America and in immediately available funds the principal sum of Twenty Five Thousand Dollars ($25,000), together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. Accrued interest shall be paid at the time of maturity.

      An Event of Default is defined as (a) failure by the Company to pay amounts due hereunder within fifteen (15) days after notice from Holder to Maker thereof , (b) if Akid Corporation is not listed on the Over-the-Counter Bulletin Board by ____, or (c) if the Maker files for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Maker, and has not been resolved in a period of thirty (30) days after such commencement. Upon the occurrence of an Event of Default, the Holder may, in his sole discretion, accelerate full repayment of the Debenture outstanding and accrued interest thereon.


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      The obligations of the Maker hereunder shall be secured by a pledge in favor of the Holder hypothecating 100,000 shares of Amazon Biotech Inc. (the "Collateral Shares"). In the Event of Default, the Holder shall have the right to provide written notice ("Default Notice") to Maker and David Lubin, Esq., who shall act as the escrow agent upon taking possession of the Collateral Shares and hold them pursuant to the terms hereunder. Said Default Notice shall state that an Event of Default has occurred hereunder and contain instructions as to where the Collateral Shares shall be sent. If the escrow agent does not receive notification to the contrary from the Maker within 10 business days from the date the Default Notice is received, then the escrow agent shall send the Collateral Shares as instructed.

      This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the District of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

      The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      This Debenture and the Stock Purchase Agreement dated the date hereof between the Holder, Maker and other signatories thereto represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. The Maker shall be entitled to offset any amounts owed to Maker under the Stock Purchase Agreement against amounts owed to Holder hereunder.

      This Debenture may be amended only by an instrument in writing executed by the parties hereto. IN WITNESS WHEREOF, with the intent to be legally bound hereby, the undersigned has executed this Debenture as of the date first written above.



                                         /s/ Isaac Lieberman
                                         Isaac Lieberman


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